                                                                    Exhibit 99.1


                       PUBLIC STORAGE PROPERTIES XI, INC.
                               701 Western Avenue
                        Glendale, California 91201-2397

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock Series A of Public Storage Properties XI, Inc. ("PSP11") held of record by the undersigned on January 22, 1998, at the Annual Meeting of Shareholders to be held on __________, 1998, and any adjournments thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED IN FAVOR OF ITEMS 1, 2, 3, 4, 5 AND 6 AND FOR THE ELECTION OF ALL NOMINEES LISTED IN ITEM 7. THE APPROVAL OF THE MERGER IS A CONDITION TO THE ADOPTION OF EACH OF THE AMENDMENTS AND THE 1997 STOCK OPTION AND INCENTIVE PLAN AND THE ELECTION OF THE NOMINEES LISTED IN ITEM 7, THE APPROVAL OF THE MERGER AND THE AMENDMENT SET FORTH IN ITEM 5 ARE CONDITIONS TO THE ELECTION OF THE NOMINEES LISTED IN ITEM 7, AND THE APPROVAL OF ALL OF THE AMENDMENTS AND THE 1997 STOCK OPTION AND INCENTIVE PLAN AND THE ELECTION OF THE NOMINEES LISTED IN ITEM 7 ARE CONDITIONS TO APPROVAL OF THE MERGER.



[X] Please mark votes as in this example.

1. PROPOSED MERGER. To consider and vote upon an Agreement and Plan of Reorganization among PSP11, American Office Park Properties, Inc. ("AOPP") and Public Storage, Inc. described in the accompanying Proxy Statement and Prospectus.



       [_] FOR                   [_] AGAINST              [_] ABSTAIN

2. PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION - INCREASED CAPITALIZATION. To consider and vote upon an amendment to Article III of PSP11's articles of incorporation in the form of Appendix E-1 to the accompanying Proxy Statement and Prospectus to authorize additional shares of common stock and new preferred stock and equity stock (and eliminate references to the PSP11 common stock series B and C and reclassify the PSP11 common stock series A as common stock).



       [_] FOR                   [_] AGAINST              [_] ABSTAIN

3. PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS - INFINITE LIFE ENTITY. To consider and vote upon (i) amendments to PSP11's articles of incorporation to (a) eliminate the fixed term of PSP11 and (b) eliminate the provision allowing officers and directors of PSP11 to compete with PSP11 for investment opportunities and (ii) amendments to PSP11's bylaws to (a) eliminate the requirement for shareholder approval for disposition of assets or issuance of securities, except as required by California law, (b) allow transactions with affiliates if approved by the independent directors upon receipt of independent appraisals or fairness opinions, (c) modify the proposal for disposition of PSP11's assets if the Merger is approved, (d) eliminate the restrictions on PSP11's investment objectives, (e) eliminate provisions that are inapplicable upon conversion of the PSP11 common stock series B and C into PSP11 common stock series A and (f) delete or modify certain definitions.



       [_] FOR                   [_] AGAINST              [_] ABSTAIN

4. PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS - OWNERSHIP LIMITATION. To consider and vote upon (i) an amendment adding Article IV to PSP11's articles of incorporation in the form included in Appendix E-3 to the accompanying Proxy Statement and Prospectus to create certain ownership limitations with respect to all classes of PSP11's capital stock and (ii) amendments to PSP11's bylaws to eliminate the ownership limitation contained in the bylaws.



       [_] FOR                   [_] AGAINST              [_] ABSTAIN

5. PROPOSED AMENDMENT TO BYLAWS - INCREASE IN NUMBER OF AUTHORIZED DIRECTORS. To consider and vote upon an amendment to PSP11's bylaws in the form included in Appendix E-4 to the accompanying Proxy Statement and Prospectus to change the authorized number of directors from a range of three to five to a range of five to nine, with the exact number of directors to be initially fixed at seven.



       [_] FOR                   [_] AGAINST              [_] ABSTAIN

6. PROPOSED ADOPTION OF 1997 STOCK OPTION AND INCENTIVE PLAN. To consider and vote upon a proposal to assume and adopt the AOPP 1997 Stock Option and Incentive Plan.


       [_] FOR                   [_] AGAINST              [_] ABSTAIN

7.  ELECTION OF DIRECTORS

    Nominees:     Ronald L. Havner, Jr., Harvey Lenkin, Vern O. Curtis, Jack D.
                  Steele, James H. Kropp, Arthur M. Friedman and Alan K. Pribble



        [_] FOR ALL NOMINEES           [_] WITHHELD FROM ALL NOMINEES


    ----------------------------------------------------------------------
                    For all nominees except as noted above

8. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and Prospectus dated __________, 1998.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005.

                                         Dated:  ____________________, 1998

                                         _____________________________________
                                                      Signature

                                         _____________________________________
                                               Signature if held jointly

                                         Please sign exactly as your name
                                         appears. Joint owners should each sign.
                                         Trustees and others acting in a
                                         representative capacity should indicate
                                         the capacity in which they sign.